UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION UNDER THE SECURITIES ACT OF 1933

ON-AIR IMPACT, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

8742

(Primary Standard Industrial Classification Code Number)

27-2692640

(I.R.S. Employer Identification Number)

130 Maple Avenue, Suite 6D, Red Bank, NJ 07701 (732)-530-7300

(Principal Executive Office and Telephone Number)

The Sourlis Law Firm
Philip Magri, Esq.
214 Broad Street
Red Bank, New Jersey 07701
www.SourlisLaw.com
Telephone: (732) 530-9007
Facsimile: (732) 530-9008

(Name, address, including zip code, and telephone number, including area code, of agent for service)

As soon as practicable after this Registration Statement is declared effective.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” "non-accelerated filer" and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share	2,000,000	(1)	$0.10	$200,000	$14.30	(2)

(1)	Pursuant to Rule 415 of the Securities Act, these securities are being offered by the Registrant on a delayed or continuous basis.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission (or the “SEC”), acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED JULY 30, 2010

The information in this prospectus is not complete and may be changed. On-Air Impact, Inc. may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is deemed effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

2,000,000 Shares of Common Stock

$0.10 per Share

On-Air Impact, Inc. (“Company”) is offering on a best-efforts basis 2,000,000 shares of its Common Stock at a purchase price of $0.10 per share. This is the initial offering of Common Stock of the Company and no public market currently exists for the securities being offered in this Prospectus. The Company is offering the shares on self-underwritten, “best-efforts” basis directly through officers and directors. The shares will be offered at a fixed price of $0.10 per share for a period not to exceed 180 days from the date of this prospectus. There is no minimum number of shares required to be purchased and, therefore, the total proceeds received by the Company might not be enough to begin operations or a market may not develop. Edward and Dorothy Whitehouse, the Company’s officers and directors, intend to sell the shares directly. No commission or other compensation related to the sale of the shares will be paid. The intended methods of communication include, without limitations, telephone, and personal contact. For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

The proceeds from the sale of the shares in this offering will be payable to The Sourlis Law Firm, Escrow Agent f/b/o On-Air Impact, Inc. An Attorney Trust Account will hold all the subscription funds, and the Company may close upon such funds periodically and despite the inability to place the entire offering.

 The offering shall terminate on the earlier of (i) the date when the sale of all 2,000,000 shares is completed or (ii) one hundred and eighty (180) days from the date of this prospectus. The Company will not extend the offering period beyond one hundred and eighty (180) days from the effective date of this prospectus.

This investment involves a high degree of risk. You should purchase shares only if you can afford the complete loss of your investment. See the section titled “Risk Factors” herein.

 On-Air Impact, Inc. does not plan to use this offering prospectus before the effective date.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 10.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this preliminary prospectus is _________, 2010.

PROSPECTUS

ON-AIR IMPACT, INC.
2,000,000 SHARES COMMON STOCK
$0.10 per Share

SUMMARY

The following summary is not complete and does not contain all of the information that may be important to you. You should read the entire prospectus before making an investment decision to purchase our Common Stock.

General Information about the Company

On-Air Impact, Inc. (the “Company” or “On-Air Impact”) was incorporated in the State of Nevada on May 26, 2010. On-Air Impact is a consulting and analytics company serving the sports and entertainment industry. On-Air Impact provides clients with measurement, valuation and analysis of on-air branded elements by merging technology, research and industry experience. Our mantra is “Helping clients make smarter decisions.”

Our goals are to reinvent the analytics of on-air media measurement, provide superior, client-centric consultation and actionable data and become the most adopted “language” in the sports and entertainment marketplace.

Industry Analysis

According to the Sports Business Journal, the overall aggregate size of the Sports Business Industry was $213 billion dollars in 2008. Of that $213 billion, over $27 billion dollars was spent on advertising, and roughly $6.4 billion was spent on sponsorships. In addition, an independent research company (PQ Media) estimates that placing products and brands in broadcast is a $22 billion industry worldwide (2006) and predicts it will be worth more than $40 billion by 2012

Need for Valuation and Measurement

The Sports Business Journal further reports, while television programming and sports viewership have increased, advertising and sponsorship dollars have remained flat or even decreased. In this financial environment, when budgets are tightened, all relevant parties in the sports and entertainment industry have seen a need for marketing dollars to work harder. In an effort to combat this decreasing advertising spending, media outlets are creating “added value” elements such as entitlements (e.g., the Fed-Ex Orange Bowl) and brand integrations (e.g., the use of commercial products in the story line of a television show, film, etc.) to compete for all available dollars. Similarly, Sports Properties (e.g., professional baseball teams) are faced with the dilemma of effectively pricing their assets, such as signage, that receive television exposure. Therefore, in an environment where spenders are increasingly scrutinizing each dollar spent, coupled with media outlets and Sports Properties trying to price new or existing assets that receive television exposure, a need has arisen for all parties to implement a system that effectively monetizes these assets.

Media, Advertisers, and Agency Need

For decades, advertisers, sponsors and media/sponsorship agencies have relied on Nielsen Media Research to provide a ratings system which measures television viewership. This rating system, in turn, is used by broadcasters and advertisers to negotiate the cost of a 30-second commercial spot. Henceforth, the negotiations are relatively simple, as both parties have agreed upon a universal system of measurement and pricing. As stated earlier, with the increase in available alternate forms of brand messaging (more cable networks, growth of digital), there is more competition for advertising and sponsorship dollars. In response, media groups are offering in-program “added value” branding opportunities to entice investment dollars. The concept of “added value” is that the customer gains some additional marketing advantage without having to pay for it - or pay very little, compared with its value to the customer. FedEx logo might be the up on the screen/TV as a sponsor of ESPN's bottom-line (scores/updates) once during a telecast.

Unlike the widely adopted Nielsen ratings system for the 30-second unit, there is currently not an effective way to measure these newly created, on-air “added value” assets.

Our Business Model

The On-Air Impact model is created by the following:

First, a groundbreaking consumer research project will be commissioned by a leading market research firm, Burke Research. The goal of the study is to equate consumer perceptions of on-air sponsor detections with the common currency in the television marketplace, the 30-second commercial spot.

Second, while the study is being completed, custom software will be developed by one of the leaders in the image recognition sector, Keystream. This software will assign characteristic values to each individual exposure detected based on duration, size, screen positioning, broadcast timing, occlusion (when a message/logo is obstructed or blocked) and clutter (the large volume of advertising messages that the average consumer is exposed to on a daily basis). Ultimately, when complete, we believe that the software will deliver the highest level of accuracy in the sports and entertainment sector.

Third, On-Air Impact will work with Chicago-based, Nology Interactive to complete the process from server hosting to creation of an end user web interface. This final process starts when the software data output is inputted into the server. From there, the data is filtered through a proprietary grading system which simultaneously scores each exposure while incorporating the results of the Burke market study. This will provide an output that will be expressed in the form of a “monetary range”, which accounts for standard deviations in the market study as well as accepted accuracy levels of the software. This is in direct contrast to our competitors, who prefer to provide “exact dollar values,” which suggest no possible standard deviations in their software models. Again, this provides On-Air Impact with the advantage of providing output in the form of actionable, industry neutral, dollar valuations. Finally, when combined with relevant, industry leading consultation, the finished output will provide a product that will transform the valuation and measurement space in both the sports and entertainment industries.

To summarize, versus our competitors, the On-Air Impact points of difference are superior product (software and research), enhanced offering (more accurate, objective data) and outstanding service (actionable consultation based on industry experience).

On-Air Impact’s potential clients are broken-down into four categories: Team Sports and Events, Media Rights Holders, Sponsorship and Event Agencies, and Consumer Brands. While each category is important, Team Sports and Events will be strategically targeted first because it is currently the most underserved sector in the market, where the Company’s Principals have the strongest existing relationships and the greatest opportunity for immediate sales. Knowing we have the luxury of the element of surprise, we will place emphasis on immediate sales opportunities to gain as much marketplace momentum and adoption as quickly as possible. To achieve this, both Principals will focus on sales upon entering the marketplace. In addition, On-Air Impact is considering the immediate hire of a qualified sales person to complement the Principal’s sales efforts and maximize the initial impact of the On-Air Impact offering in the marketplace.

Prior to marketplace launch, On-Air Impact will identify and service at cost 2-3 companies to serve as the On-Air Impact’s “first” clients. This accomplishes three purposes:

1)	Creation of immediate On-Air Impact advocates and credibility
2)	Ability to present working case studies
3)	Ability to ensure offering is properly functioning

In addition to entering the lucrative entertainment market, the following additional business extensions will be explored as potential sources of revenue: international sports and entertainment properties, software licensing, digital and mobile valuation, and subscription-based offerings.

On-Air Impact’s Management Team, Edward and Dorothy Whitehouse are well-respected veterans of the sports, entertainment and business industries. With 25+ years of relevant experience, covering the property, media, agency, brand and business sectors, this leadership team is uniquely qualified to launch and drive On-Air Impact to high levels of success. In fact, it is their direct experiences within these industries that led them to create the On-Air Impact entity. In addition to a track record of success in every phase of their careers, both have a deep network of resources, extensive industry relationships, complementary skill sets and a strong commitment to making On-Air Impact the immediate industry leader in the sports and entertainment marketplace.

Organizational History

We were incorporated in State of Nevada on May 26, 2010. There are currently an aggregate of 5,000,000 shares of the Company’s Common Stock issued and outstanding.

The Company is authorized to issue one hundred ten million (110,000,000) shares of capital stock, one hundred million (100,000,000) shares of which are designated as Common Stock, and ten million (10,000,000) shares of which are designated as preferred stock, $0.0001 par value, which can be designated by the Board of Directors in one or more classes with voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions without stockholder approval.

Summary Financial Information

The table below summarizes the audited financial statements of On-Air Impact, Inc. for the period May 26, 2010 (inception) to July 13, 2010:

Balance Sheet Summary:

At July 13, 2010
(Audited*)
Balance Sheet
Cash and Cash Equivalents	$5,000
Total Assets	$5,000
Total Liabilities	$3,750
Total Stockholders’ Equity	$1,250

* Taken from the Audited Financial Statements. The Company’s auditors did not audit the contents of this table.

Statement of Operations Summary:

At July 13, 2010
(Audited*)
Statement of Operations:
Revenue	$0
Net Loss	$(3,750)
Net Loss Per Share of Common Stock , basic and diluted	Nil

* Taken from the Audited Financial Statements. The auditors did not audit the contents of this table.

Important Information – No Required Minimum Amount of Shares that must be sold

There is no required minimum amount of Shares that must be sold in this offering. As a result, potential investors will not know how many Shares will ultimately be sold and the amount of proceeds the Company will receive from the offering. If the Company sells only a few Shares, potential investors may end up holding shares in a company that:

●	hasn’t received enough proceeds from the offering to begin/sustain operations; and
●	has no market for its shares.

This should be considered a substantial risk of investment, taken together with the “Risk Factors” section presented in this Prospectus.

AVAILABLE INFORMATION

Upon the effectiveness of the Company’s registration statement on Form S-1, of which this prospectus is a part, with the Securities and Exchange Commission (“SEC”), the Company will be subject to the reporting and information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”),and will therefore be required to file annual and quarterly reports and other reports and statements with the SEC. Such reports and statements will be available free of charge on the SEC’s website, www.sec.gov.

DIVIDEND POLICY

We have never paid or declared dividends on our securities. The payment of cash dividends, if any, in the future is within the discretion of our Board and will depend upon our earnings, our capital requirements, financial condition and other relevant factors. We intend, for the foreseeable future, to retain future earnings for use in our business.

PRINCIPAL EXECUTIVE OFFICES

Our principal executive offices are located at 130 Maple Avenue, Suite 6D, Red Bank, NJ 07701. Our telephone number is (732) 530-7300. The offices are provided by Edward and Dorothy Whitehouse, our officers and directors, free of charge.

OFFERING SUMMARY

The Issuer:	On-Air Impact, Inc., a Nevada corporation

Securities Being Offered:	2,000,000 shares of our Common Stock, par value $0.0001 per share.

Offering Price:	$0.10 per share

Minimum Number of Shares to Be Sold in This Offering:	None

Company Capitalization:
Common Stock: 100,000,000 shares authorized; 5,000,000 shares outstanding as of the date of this prospectus.

Preferred Stock: 10,000,000 shares authorized; no shares outstanding and no series of preferred stock designated.

Common Stock Outstanding Before and After the Offering:
5,000,000 Shares of our Common Stock are issued and outstanding as of the date of this prospectus. Upon the completion of this offering, 7,000,000 shares will be issued and outstanding assuming all of the shares offered are sold.

Use of Proceeds:
We intend to use the proceeds to further develop and continue our business operations and other general working capital and expenses incurred relating to this registration statement. See “Use of Proceeds” section for more information.

Escrow Account:
The proceeds from the sale of the shares in this offering will be payable to “Virginia K. Sourlis, Esq. Escrow Agent f/b/o On-Air Impact, Inc.” and will be deposited in a non-interest bearing bank account and closed upon from time to time until the Offering is terminated. All subscription agreements and checks are irrevocable and should be delivered to The Sourlis Law Firm, Virginia K. Sourlis, Esq., 214 Broad Street, Red Bank, NJ 07701. Failure to do so will result in checks being returned to the investor, who submitted the check. On-Air Impact, Inc.’s escrow agent, the Sourlis Law Firm, acts as legal counsel for On Air Impact, Inc.

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our Common Stock.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. In addition to the other information in this prospectus, you should carefully consider the following factors in evaluating us and our business before purchasing the shares of Common Stock offered hereby. This prospectus contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. Our actual results could differ materially. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below, as well as those discussed elsewhere in this prospectus, including the documents incorporated by reference.

Risks Related to Our Business

We are not currently profitable and may not become profitable.

At July 13, 2010, we had $5,000 cash on-hand and our stockholder’s equity was $1,250, and there is substantial doubt as to our ability to continue as a going concern. We have incurred operating losses since our formation and expect to incur losses and negative operating cash flows for the foreseeable future, and we may not achieve or maintain profitability. We expect to incur substantial losses for the foreseeable future and may never become profitable. We also expect to continue to incur significant operating and capital expenditures for the next several years and anticipate that our expenses will increase substantially in the foreseeable future. We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. As a result, we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our Common Stock.

We might not have enough proceeds to continue operations or develop a market.

There is no required minimum amount of Shares that must be sold in this offering. As a result, potential investors will not know how many Shares will ultimately be sold and the amount of proceeds the Company will receive from the offering. If the Company sells only a few Shares, potential investors may end up holding shares in a company that:

●	hasn’t received enough proceeds from the offering to sustain operations; and
●	has no market for its shares.

We are subject to all of the complications and difficulties associated with new enterprises.

We have a limited history upon which an evaluation of our prospects and future performance can be made. Our proposed operations are subject to all business risks associated with new enterprises. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business operation in an emerging industry, and the continued development of advertising, promotions, and a corresponding customer base. There is a possibility that we could sustain losses in the future, and there are no assurances that we will ever operate profitably.

We are a consulting company and while our management believes that it can implement our business plan, attract highly talented personnel and develop a market for its products and services, our plan of operations are subject to changing needs of target clientele, market conditions and various other factors out of our control. For these and other reasons, the purchase of the Shares should only be made by persons who can afford to lose their entire investment.

Edward Whitehouse and Dorothy Whitehouse, the only officers and directors of our Company, currently devote a total of approximately 20 hours per week to company matters which could result in their inability to properly manage company affairs, resulting in our remaining a start-up company with no revenues or profits.

Our business plan does not provide for the hiring of any additional employees until revenue will support the expense, which is estimated to be the third quarter of operations. Until that time, the responsibility of developing the Company's business, offering and selling of the shares through this prospectus, and fulfilling the reporting requirements of a public company all fall upon Edward and Dorothy Whitehouse. We have not formulated a plan to resolve any possible conflict of interest with their other business activities. In the event they are unable to fulfill any aspect of their duties to the Company, we may experience a shortfall or complete lack of revenue resulting in little or no profits and eventual closure of the business.

We do not yet have any substantial assets and are dependent upon the proceeds of this offering to fund our business. If we do not sell enough shares in this offering to continue operations, our officers and directors have verbally agreed to fund our operations, which could end at any time, and which will increase our liabilities which could have a negative effect on your common stock. ..

As of July 13, 2010, On-Air Impact, Inc. has $5,000 in assets and limited capital resources. In order to continue operating through 2010, we must raise approximately $100,000 in gross proceeds from this offering. To date, our operations have been funded by our Officers and Directors pursuant to a verbal, non binding agreement. Mrs. Dorothy Whitehouse and Mr. Edward Whitehouse have agreed to personally fund the Company’s overhead expenses, including legal, accounting, and operational expenses until the Company can achieve revenues sufficient to sustain its operational and regulatory requirements. As of the date of this registration statement, there are currently no monies owed to our Officers pursuant to this verbal agreement.

Unless the Company begins to generate sufficient revenues to finance operations as a going concern, the Company may experience liquidity and solvency problems. Such liquidity and solvency problems may force us to cease operations if additional financing is not available.

In the event our Company does not have adequate proceeds from this offering, our Officers and Directors, Mrs. Dorothy Whitehouse and Mr. Edward Whitehouse, have verbally agreed to fund the Company for an indefinite period of time. The funding of the Company by our Officers will create a further liability of the Company to be reflected on the Company’s financial statements. Our Officers’ commitment to personally fund the Company is not contractual and could cease at any moment in their sole and absolute discretion.

Also, as a public company, we will incur professional and other fees in connection with our quarterly and annual reports and other periodic filings the SEC.  Such costs can be substantial and we must generate enough revenue or raise money from offerings of securities or loans in order to meet these costs and our SEC filing requirements.

We are highly dependent on the services of Edward and Dorothy Whitehouse, our only officers and directors.

We have two part-time officers and directors, Edward and Dorothy Whitehouse. In order to grow and implement our business plan, we would need to add managerial talent to support our business plan. There is no guarantee that we will be successful in adding such managerial talent. Also, Edward and Dorothy Whitehouse provide us office space free of charge. Our loss of their services would require us to obtain alternative office space for which we could expect to pay rent.

As our business grows, we will need to attract additional employees which we might not be able to do.

Our success also depends upon our ability to attract and retain qualified personnel required to fully implement our business plan. There can be no assurance that we will be successful in these efforts.

We may not be able to compete successfully with current and future competitors.

On-Air Impact, Inc. has many potential competitors in the sports and entertainment consulting service industry. We will compete, in our current and proposed businesses, with other companies, some of which have far greater marketing and financial resources and experience than we do. We cannot guarantee that we will be able to penetrate our intended market and be able to compete profitably, if at all. In addition to established competitors, there is ease of market entry for other companies that choose to compete with us. Effective competition could result in price reductions, reduced margins or have other negative implications, any of which could adversely affect our business and chances for success. Competition is likely to increase significantly as new companies enter the market and current competitors expand their services. Many of these potential competitors are likely to enjoy substantial competitive advantages, including: larger staffs, greater name recognition, larger customer bases and substantially greater financial, marketing, technical and other resources. To be competitive, we must respond promptly and effectively to the challenges of financial change, evolving standards and competitors' innovations by continuing to enhance our services and sales and marketing channels. Any pricing pressures, reduced margins or loss of market share resulting from increased competition, or our failure to compete effectively, could fatally damage our business and chances for success.

We may not be able to manage our growth effectively.

We must continually implement and improve our products and/or services, operations, operating procedures and quality controls on a timely basis, as well as expand, train, motivate and manage our work force in order to accommodate anticipated growth and compete effectively in our market segment. Successful implementation of our strategy also requires that we establish and manage a competent, dedicated work force and employ additional key employees in corporate management, product design, client service and sales. We can give no assurance that our personnel, systems, procedures and controls will be adequate to support our existing and future operations. If we fail to implement and improve these operations, there could be a material, adverse effect on our business, operating results and financial condition.

If we do not continually update our services, they may become obsolete and we may not be able to compete with other companies.

We cannot assure you that we will be able to keep pace with advances or that our services will not become obsolete. We cannot assure you that competitors will not develop related or similar services and offer them before we do, or do so more successfully, or that they will not develop services and products more effective than any that we have or are developing. If that happens, our business, prospects, results of operations and financial condition will be materially adversely affected.

We have agreed to indemnify our officers and directors against lawsuits to the fullest extent of the law.

We are a Nevada corporation. Nevada law permits the indemnification of officers and directors against expenses incurred in successfully defending against a claim. Nevada law also authorizes Nevada corporations to indemnify their officers and directors against expenses and liabilities incurred because of their being or having been an officer or director. Our organizational documents provide for this indemnification to the fullest extent permitted by law.

We currently do not maintain any insurance coverage. In the event that we are found liable for damage or other losses, we would incur substantial and protracted losses in paying any such claims or judgments. We have not maintained liability insurance in the past, but intend to acquire such coverage immediately upon resources becoming available. There is no guarantee that we can secure such coverage or that any insurance coverage would protect us from any damages or loss claims filed against it.

If we engage in any acquisition, we will incur a variety of costs and may never realize the anticipated benefits of the acquisition.

We may attempt to acquire businesses, technologies, services or products or license technologies that we believe are a strategic fit with our business. We have limited experience in identifying acquisition targets, and successfully completing and integrating any acquired businesses, technologies, services or products into our current infrastructure. The process of integrating any acquired business, technology, service or product may result in unforeseen operating difficulties and expenditures and may divert significant management attention from our ongoing business operations. As a result, we will incur a variety of costs in connection with an acquisition and may never realize our anticipated benefits.

We may engage in transactions that present conflicts of interest.

The Company’s officers and directors may enter into agreements with the Company from time to time which may not be equivalent to similar transactions entered into with an independent third party. A conflict of interest arises whenever a person has an interest on both sides of a transaction. While we believe that it will take prudent steps to ensure that all transactions between the Company and any officer or director is fair, reasonable, and no more than the amount it would otherwise pay to a third party in an “arms’-length” transaction, there can be no assurance that any transaction will meet these requirements in every instance.

Risks Relating to Ownership of Our Common Stock

There is no active market for our Common Stock. One may never develop or if developed, be sustained and you could lose your investment in our Common Stock.

Currently, there is no active trading market for our Common Stock. Following the effectiveness of this registration statement, we intend to request that a broker-dealer/market maker submit an application to make a market for our Common Stock shares on the OTC Bulletin Board. There can be no assurance, however, that the application will be accepted or that any trading market will ever develop or be maintained on the OTC Bulletin Board. Any trading market that may develop in the future for our Common Stock will most likely be very volatile; and numerous factors beyond our control may have a significant effect on the market. Only companies that report their current financial information to the SEC may have their securities included on the OTC Bulletin Board. Therefore, only upon the effective date of this registration statement will our Common Stock become eligible to be quoted on the OTC Bulletin Board. In the event that we lose our status as a "reporting issuer," any future quotation of our Common Stock on the OTC Bulletin Board may be jeopardized.

We are selling this offering without an underwriter and may be unable to sell any shares. Unless we are successful in selling the shares and receiving the proceeds from this offering, we may have to seek alternative financing to implement our business plans and you would receive a return of your entire investment.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. She will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that she will be able to sell any of the shares.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

There is presently no demand for our Common Stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between On-Air Impact, Inc. and anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our Common Stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our Common Stock quoted on a public trading market, your Common Stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

The failure to comply with the internal control evaluation and certification requirements of Section 404 of Sarbanes-Oxley Act could harm our operations and our ability to comply with our periodic reporting obligations.

Our Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We are also required to comply with the internal control evaluation and certification requirements of Section 404 of the Sarbanes-Oxley Act of 2002. We are in the process of determining whether our existing internal controls over financial reporting systems are compliant with Section 404. This process may divert internal resources and will take a significant amount of time, effort and expense to complete. If it is determined that we are not in compliance with Section 404, we may be required to implement new internal control procedures and reevaluate our financial reporting. We may experience higher than anticipated operating expenses as well as outside auditor fees during the implementation of these changes and thereafter. Further, we may need to hire additional qualified personnel in order for us to be compliant with Section 404. If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting or financial results and could result in our being unable to obtain an unqualified report on internal controls from our independent auditors, which could adversely affect our ability to comply with our periodic reporting obligations under the Exchange Act and the rules of the Nasdaq Global Market.

Our Common Stock will be subject to the "Penny Stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

☐	that a broker or dealer approve a person's account for transactions in penny stocks; and

☐	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

☐	obtain financial information and investment experience objectives of the person; and

☐
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

☐	sets forth the basis on which the broker or dealer made the suitability determination; and

☐	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our Common Stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The price of our shares of Common Stock in the future may be volatile.

If a market develops for our Common Stock, of which no assurances can be given, the market price of our Common Stock will likely be volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including: technological innovations or new products and services by us or our competitors; additions or departures of key personnel; sales of our Common Stock; our ability to integrate operations, technology, products and services; our ability to execute our business plan; operating results below expectations; loss of any strategic relationship; industry developments; economic and other external factors; and period-to-period fluctuations in our financial results. Because we have a very limited operating history with limited to no revenues to date, you may consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above. In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our Common Stock.

Investors in this offering will bear a substantial risk of loss due to immediate and substantial dilution.

The principal shareholders of On-Air Impact, Inc. are Edward and Dorothy Whitehouse, who also serve as the Company’s officers and directors. Together, they own 5,000,000 restricted shares of the Company’s Common Stock. Upon the sale of the Common Stock offered hereby, the investors in this offering will experience an immediate and substantial “dilution.” Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Additional sales of the Company’s Common Stock in the future could result in further dilution. Please refer to the section entitled “Dilution” herein.

FORWARD LOOKING STATEMENTS

When used in this Prospectus, the words or phrases “will likely result,” “we expect,” “will continue,” “anticipate,” “estimate,” “project,” ”outlook,” “could,” “would,” “may,” or similar expressions are intended to identify forward-looking statements. We wish to caution readers not to place undue reliance on any such forward-looking statements, each of which speaks only as of the date made. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. Such risks and uncertainties include, among others, success in reaching target markets for products in a highly competitive market and the ability to attract future customers, the size and timing of additional significant orders and their fulfillment, the success of our business emphasis, the ability to finance and sustain operations, the ability to raise equity capital in the future, e and the size and timing of additional significant orders and their fulfillment. We have no obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect anticipated or unanticipated events or circumstances occurring after the date of such statements.

DESCRIPTION OF BUSINESS

General

On-Air Impact, Inc. (the “Company,” “we,” “us,” “On-Air Impact,” “our,” and similar terms) is a consulting and analytics company merging industry experience, technology and research to value on-air branded elements serving the sports and entertainment industry. The core offering will be to provide clients with the most accurate and evidence-based brand analysis information available in the global marketplace today. Our mantra is “Helping clients make smarter decisions.”

Organizational History

We were incorporated in State of Nevada on May 26, 2010. The Company is authorized to issue one hundred ten million (110,000,000) shares of capital stock, one hundred million (100,000,000) shares of which are designated as Common Stock, and ten million (10,000,000) shares of preferred stock, $0.0001 par value, which can be designated by the Board of Directors in one or more classes with voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions. There are currently an aggregate of 5,000,000 shares of the Company’s Common Stock issued and outstanding and no preferred shares designated or issued.

Business Overview

On-Air Impact is a consulting and analytics company serving the sports and entertainment industry. On-Air Impact provides clients with measurement, valuation and analysis of on-air branded elements by merging technology, research and industry experience.

In the highly competitive marketing communications landscape, brands, rights holders, media buyers and broadcasters are striving to maximize the effectiveness of their respective marketing spending or sponsorship revenues. As these mediums have grown, the need for information, accountability and understanding of return on investment (ROI) has increased.

Our mission is to provide our clients with not only irrefutable brand analysis data but also a deep understanding of sponsorship impact and effectiveness, along with in-depth insights which in turn help clients maximize their marketing investments.

We are an information provider to the sponsorship industry, focusing on one single objective: to deliver invaluable insights into best practice marketing solutions in the sponsorship and branded content space.

There is an increased need for accountability in all types of marketing. Television advertising uses ratings amongst other things to make decisions on the allocation of marketing spending. However, the value of other marketing levers, like branded content and sponsorships, has long been a contentious issue argued by sponsors, rights holders, broadcasters, advertisers and media buyers.

Our goal is to provide a new level of evidence based accountability for branded content and sponsorship by offering an irrefutable means of quantifying brand exposure in broadcast. In addition to this, our goal will be to support brand exposure quantification with both customized and bespoke effectiveness research and a commitment to providing our clients with industry-leading insights and recommendations to maximize their marketing investment.

Our main objectives are as follows:

•	reinvent the analytics of on-air media measurement;
•	provide superior, client centric consultation and actionable data; and
•	become the most adopted “language” in the sports and entertainment marketplace.

Industry Analysis

Size and Spending
According to the Sports Business Journal, the overall aggregate size of the Sports Business Industry was $213 billion dollars in 2008. Of that $213 billion, over $27 billion dollars was spent on advertising, and roughly $6.4 billion was spent on sponsorships. In addition, an independent research company (PQ Media) estimates that placing products and brands in broadcast is a $22 billion industry worldwide (2006) and predicts it will be worth more than $40 billion by 2012

Need for Valuation and Measurement

The Sports Business Journal further reports, while television programming and sports viewership have increased, advertising and sponsorship dollars have remained flat or even decreased. In this financial environment, when budgets are tightened, all relevant parties in the sports and entertainment industry have seen a need for marketing dollars to work harder. In an effort to combat a this decreasing advertising spend, media outlets are creating “added value” elements, such as entitlements (e.g., the FedEx Orange Bowl) and brand integrations (e.g., the use of commercial products in the story line of a television show, film, etc.) to compete for all available dollars. Similarly, Sports Properties (such as the New York Yankees) are faced with the dilemma of effectively pricing their assets (such as signage) that receive television exposure. Therefore, in an environment where spenders are increasingly scrutinizing each dollar spent, coupled with media outlets and Properties trying to price new or existing assets that receive television exposure, a need has arisen for all parties to implement a system that effectively monetizes these assets.

Media, Advertisers, and Agency Need

For decades, Advertisers, Sponsors and Media / Sponsorship Agencies have relied on Nielsen Media Research to provide a ratings system which measures television viewership. This rating system, in turn, is used by Broadcasters and Advertisers to negotiate the cost of a 30-second commercial spot. Henceforth, the negotiations are relatively simple, as both parties have agreed upon a universal system of measurement and pricing.  With the increase in available alternate forms of brand messaging (more cable networks, growth of digital), there is more competition for advertising and sponsorship dollars. In response, Media Groups are offering in-program “added value” branding opportunities to entice investment dollars. - The concept of “added value” is that the customer gains some additional marketing advantage without having to pay for it - or pay very little, compared with its value to the customer. FedEx logo might be the up on the screen/tv as a sponsor of ESPN's bottom-line (scores/updates) once during a telecast.  Unlike the widely adopted Nielsen ratings system for the 30-second unit, there is currently not an effective way to measure these newly created, on-air “added value” assets.

Property Need

Historically, from a property perspective, pricing of signs that receive television exposure has been viewed as “more art than science”; “gut feelings”, and questions such as, “what did we get last year?” and “what is our competition selling for?” are commonly used barometers. With the increase in available media forms showing either live sports or highlights, Properties, like Media Groups, lack the necessary tools to effectively price and measure the value of media exposure and the effect on their camera visible signs.

Summary of Overall Market Need

In analyzing the industry, and due to sheer volume of assets that receive exposure on-air, the following sectors would benefit from the creation and institution of an effective valuation system:
•	Media Rights Holders: Broadcast/Cable networks, Production Houses and entities who control their own media distribution (Ex: Fox, NBC, ABC)
•	Advertisers: Consumer Brands (Ex: Gatorade, Nike)
•	Agencies: Event Marketing, Media Buying, and Sponsorship (Ex: Optimum Sports, GMR Marketing)
•	Teams / Leagues: League Properties, Teams, Holding Companies, Media-driven Event Groups (NFL, New York Yankees, UFC)

Problem Statement

While there are always high levels of scrutiny on advertising and sponsorship investments, the recent economic recession is magnifying the need for a valuation model that accurately measures on-air, camera-visible brand exposures.

Current Marketplace Offering

To address this need, a host of companies, with Image Impact and Repucom emerging as category leaders, are introducing a variety of models to measure the value of branding seen on-air. The leading groups all rely on similar processes, which is using software technology to identify a logo exposure within a televised broadcast, discounting the results based on a set of exposure characteristics, and equating the exposure time to the cost of a 30-second commercial unit. While using software technology to capture the length a logo is seen on-air is viewed as a good first step, the subsequent step of translating the data to a dollar value is viewed as flawed. The output is seen as not credible, inflated and challenged by many in the industry. For example, in 2009, some examples of these bloated dollar values are:
•	Gatorade exposure value for Super Bowl Halftime Sponsorship: $19.3 Million (Sports Business Daily, February 5, 2009)
•	FedEx exposure value for BCS National Championship Game: $151 Million

Why this is “doesn’t work” for all relevant parties

While impressively large, the values are deemed meaningless to both parties (i.e. the brand and the rights holder) because they aren’t “actionable.” Specifically, the brand cannot internally merchandise this information while the rights holder cannot responsibly utilize these numbers to showcase delivered value or negotiate future deals. As a result, the accuracy of the data is questioned by all parties and the credibility of these processes is subsequently compromised.

When investigating the business models of the competitors mentioned above, four critical flaws are uncovered, which support the lack of credibility acknowledged above:
•
First, no quantifiable consumer research data is used when filtering the exposure values. Specifically, no consideration is given to variances in consumer perceptions of different exposure types. For example, what value does the consumer place on signage as compared to a 30-second commercial spot? Are they viewed as the same? If not, what is the relationship between the two? A model not backed by research is “just opinion” and therefore has too much subjectivity.

•
Second, individual exposures values are not adjusted for factors (Ex: screen positioning, timing within broadcast, size, and occlusion) that influence on screen visibility. No one methodology accounts for all the characteristics that directly impact the value of an exposure.

•
Third, all parties (i.e. Advertisers, Media, Properties and Agencies) are confused with what to do with the values once they are received. Do they use exposure time as the only benchmark? What figures are actionable? Unfortunately, the personnel at both Image Impact and Repucom are ill-equipped to provide actionable consultation due to a lack of relevant experience in the Sports Media or Sponsorship sector.

•
Fourth, the software programs used by the category leaders are inadequate and there is noticeable amount of data being misdiagnosed or incorrectly detected based upon acceptable computer vision industry standards.

Role of Digital Video Recorder (DVR)

In addition to the above, the industry must contend with another issue. Specifically, it is no secret that the ever-growing penetration of Digital Video Recorders (“DVR”) is troubling to both the Media and Advertising industries. According to recent research, however, Sports has been viewed as “DVR resistant”, as 98% of all viewers prefer to watch sports “live” as opposed to “time-shifted”. Regardless, the inventory On-Air Impact measures and analyzes is primarily in-program (vs. commercial time, which is technically between program content) and is relatively unaffected by DVR usage. In fact, it can be argued that the DVR is partially responsible for the heightened importance to in-program branding and visibility.

The Opportunity Defined

All factors considered, there is a real opportunity for On-Air Impact to evolve and lead the valuation measurement space. Our new entity will capitalize on the deficiencies of the current industry leaders by leveraging relevant sports industry expertise, using superior technology and consumer driven research, which ultimately will provide the sports marketplace with the user-friendly, actionable data that is deemed necessary to make “smarter decisions.”

Target Market and Services Offered

Team Sports and Events
•	Consultation on creation of new assets and adjustment to existing assets for maximum value (e.g., moving signage to position xyz to maximize value and exposure).
•	Pricing assistance / reaffirmation of existing team controlled assets that receive on-air exposure, such as signage and product placement.
•	ROI reporting on existing inventory for current and prospective Sponsors (year end reporting).
•	Consultation on sales packages.
•	Customizable market research (based on client specifications).

Event and Media Agencies
•	Valuation of on-air assets for negotiations and purchase from various rights holders and Properties
•	ROI on existing assets for reaffirmation of current media strategy
•	Identification of possible new assets for proprietary use by clients
•	Customizable market research (based on client specifications)
•	Media purchase assistance

Media Rights Holders (e.g., ESPN or CBS)
•	Pricing of existing media controlled assets that receive exposure, such as billboards, on-air enhancements, etc
•	ROI reporting on existing inventory for current and prospective Sponsors (year end reporting)
•	Consultation on creation of new assets
•	Customizable market research (based on client specifications)

Consumer Brands (e.g., PepsiCo)
•	Identification of assets for branded exposure, based on client objectives
•	Negotiation and purchase of on-site and on-air assets
•	Customizable market research (re-affirmation of media spend) and ROI reporting
•	Consultative services and program management

OPERATING STRATEGIES

Formation of the Core Offering

Consumer Research Project

A groundbreaking consumer research project will be commissioned, using an acknowledged market leader in the sector, Burke Research. With a representative sample of 900 sports respondents, the goal of the study will be to equate consumer perceptions of on-air sponsor detections (In-Stadium and On-Air signage, Animated Billboards, etc) with the common currency in the television marketplace, the 30-second commercial unit. In addition, this will dispel a long standing myth that all detections should be viewed of equal value while providing a genuine corresponding value, in the form a percentage of a 30-second commercial spot rate. Once completed, this data will be used to rank, in sequential order, the value of most on-air exposures. For example, if commercial units were selling for $100,000 per 30 seconds, and signage is valued (via the research) at 25% the value of a 30-second spot, then the signage is valued at $25,000 per 30 seconds.

Proprietary Software Program
•	The Software Developer
On-Air Impact has selected California-based, Keystream to develop the custom Image Recognition Software. Keystream’s technical team is composed of five (5) PhD’s in Electrical Engineering, Computer Science and Physics from MIT, Stanford and University of California, San Diego. Each team member has an average of 15 years of industry experience - the exception being a Cal Tech graduate, who has 9 years of relevant experience. In totality, they have been issued over 30 patents and have developed many new algorithms and technologies.
•	Developer Relationship
On-Air Impact will negotiate a perpetual license, royalty-free relationship with Keystream. It is important to note, however, that On-Air Impact desires to bring ownership of the software in house, specifically to develop replacement software, and to eventually phase out the original license agreement. In order to do this, On-Air Impact will initiate a search for an in-house Chief Technical Officer. Ownership of the software will give On-Air Impact the capability to:
1. Continually evolve/optimize the software to stay ahead of the market
2. Be responsive to customizations based on client needs
3. Eliminate reliance on a 3rd party
•	Software Capabilities
The custom software will isolate, identify and analyze each branded sponsor detection occurring on-screen. Once the image is identified, the software will assign characteristic values based on the following variables: duration, size, screen positioning, broadcast timing, occlusion, and clutter. The software is expected to deliver the highest level of accuracy in the sports analytics marketplace.

Merging the market study with the software program

Once the software program isolates and reports on the various sponsor detections, the data will be transferred to On-Air Impact’s-owned server. From there, the data will pass through a proprietary “scoring system” filter (developed by the On-Air Impact Principals), which scores each detection based on characteristics derived from the software.

After passing through the scoring system, a final calculation, which accounts for the market research information, will provide the final output for On-Air Impact clients.

Unlike our competitors, the On-Air Impact value will be expressed in the form of a monetary range (e.g. $61,500 – 72,650). This range is the result of the standard deviations related to any market research study and accuracy levels of the software.

Consultative Services

Another critical point of differentiation from competitors, and subsequent fourth portion of the Company’s core offering, is consulting services based upon the Principals industry knowledge and expertise. Since their experience exactly mirrors the target customer base (Properties, Event and Media Agencies, Consumer Brands and Media Rights holders), a consulting model will be created that is used by all members of the On-Air Impact team. Implementation of this model by team members will allow the Principals to be involved in most projects, yet will still free them up during the start up phase of the business to concentrate on sales.

It is important to note, however, that both Principals understand the desires of the customer base to utilize their extensive sports marketing expertise. Therefore, creation of the guiding principles of the consulting model will be a top priority during the start up phase.

Product Delivery

The importance of “Solution Neutral” output

It’s important to note that the On-Air Impact output will be “solution neutral”; meaning it will be a monetary range that can be used by all parties. Specifically, since our methodology takes consumer behavior into account, as well as software calculated data, much of the “subjectivity” inherent in other models is avoided. This is a key point, as our competitors prefer to use exact numbers, which can often be skewed to benefit one party over another in negotiations. A monetary range allows both parties to start negotiations on an even keel, hopefully leading to meaningful discussions.

Customized Reports

In the beginning phase of the business, to minimize costs, customizable reports will be provided to customers, based on client objectives. Both an excel spreadsheet (exposure times and values) and PowerPoint (remainder of report) format will be used. To save on shipping costs, and complete a quick turnaround (if needed) this can be emailed to the customer and printed out on their own paper (environmentally sensitive).

Password Protected Website

The generated data and information will be available to clients through a web-based, security-enabled system. On-Air Impact will work with Nology Interactive, a Chicago-based, full-service web and IT group to develop and manage the website. It will be imperative that the information be delivered in a user-friendly format. This will serve as another point of difference from the competition, whose interface is unnecessarily complex. Simplicity will serve as the key. The web-based interface will allow clients to:
•	generate reports
•	query based on given variables
•	look up historical data
•	juxtapose data from separate reports

It is worth noting that On-Air Impact is familiar with Nology Interactive’ s parent company, TeamWorks Media and its Executive team. Because of this existing relationship, to minimize (or possibly eliminate) costs associated with the creation and operation of this technology, a potential “trade off” of services will be explored between the parties.

Resource Needs

Key Strategic Alliances
Form strategic alliances with the following
•	Angel Investor for Start Up Capital
•	Image Recognition Software firm
•	Burke Market Research
•	TeamWorks Media (Nology Interactive)

Start-up Capital:
Proceeds from this Offering will be to acquire the following business essentials
•	Office Space
•	Travel Expenses
•	Human Resources
o	Hiring of two individuals
▪	Office Assistant
▪	Account Executive / Technology Officer
•	Salaries

COMPETITIVE OVERVIEW

Competition Analysis

Overview

While several companies dabble in the valuation measurement space, two companies mentioned earlier, Image Impact and Repucom, have gained both marketplace momentum and “unofficial” market leadership status. On-Air Impact will compete directly for market share against these leaders. The following sections outline a SWOT analysis of the competition:
Image Impact

Business Offering
•
Core business focused on providing feedback regarding brand exposures occurring within televised broadcasts. Each of the brands detection is reported to the client with corresponding exposure time and an overall evaluation of Image Exposure Quality (i.e. “is the image clear, in focus, and un-cluttered”). Results are given a “Brand Value” which equates the discounted brand exposure with the value of a 30-second second commercial spot.

Strengths:
•	First to offer analytics behind Exposure Analysis gives credibility (Ex: QI score)
•	Fairly user friendly computer interface allows for quick turnaround
•	Existing relationships with various Network Sales Departments
•	Exclusive relationship with Optimum Sports provides introduction to OMD sports clients (FedEx, State Farm, Visa, Frito Lay)

•	Working relationship with Sports Business Daily and Sports Business Journal provides PR opportunities
Weaknesses:
•	Lack of credible consumer data backing up assumptions of values (Ex: Signage is worth 70% of a 30-second commercial unit. How did they get 70%?)
•	Leases (versus owns) Image Recognition Software from third-party, offshore software developer (Magellan International).
•	Sales and Business Development staff have little or no sales experience and doesn’t have the necessary contacts in the sports marketplace
•	“Wide not Deep” mentality with Networks and Leagues
•	Current model doesn’t take ratings into account
•	Reporting tools only utilized for reporting, no consultative aspect to reports
•	Very little International presence

Opportunities
•	Cash infusion would allow for software ownership of Image Recognition technology (vs. lease), thus making more desirable for acquisition
•	Hiring someone with Industry specific experience might lead to more credibility and thus increased sales
•	Current marketplace offering has focused on Sports sector, thus leaving Entertainment industry as potential revenue opportunity
•	Revamping offering to take consumer insights and variables that affect detection into account would lead to more credible offering, thus possibly increasing sales

Threats
•	Current sales offering allows for entry into marketplace based on deficiencies (lack of credible research, industry outsider approach) and proper funding opportunity (On-Air Impact)
•	With exposure values based upon 30-second second spot rate, Repucom strategic alliance with Nielsen provides credibility obstacle
•	Implementation of Repucom Sport24

Potential Clients
•	Network Project work: FOX, CBS, ESPN, NBC
•	Brands: Sprint, MasterCard, Lowes, Toyota, State Farm
•	Leagues: NFL, NASCAR, NBA
•	Teams: Cleveland Indians, Los Angeles Dodgers, Chicago Cubs, Chicago White Sox, Denver Nuggets, Utah Jazz, Colorado Avalanche
•	Agencies: Optimum Sports, GMR Marketing, Octagon
•	Other: UFC, X-Games

Repucom

Business Offering
•
A very top line exposure analysis tool, breaking out exposure by inventory (sign, on-screen logo), frequency, screen position, and total exposure time. Prior method of reporting was via CD given to clients (can take up to 30 days) with very little consultative services or customization based upon client needs / objectives. Recently launched Repucom Sport24 which claims to analyze every televised event

Strengths
•	Introduction of Repucom Sport24 has garnered heavy press attention
•	Exclusive agreement with Nielsen for ratings reports
•	Worldwide Organization provides for financial leverage

•	Analysis of Television, Print, Radio & Internet
•	Heavy concentration of b rand partners, however not known if these are all encompassing national agreements or localized (Ex: local bottler)

Weaknesses
•	Software appears inferior and not very user friendly
•	Consultative work appears weak
•	Does not account for text and audio mentions (Key Aspect with some clients)
•	Exposures are grouped together versus broken out individually
•	Formula for exposure doesn’t take isolation, size, duration per detection into account
•	Timeline for specific brand project reporting can be extensive (up to 30 days)
•	“Deep not Wide” mentality with heavy brand focus for clients, lacking league or network clients
•	Broad range of “Repucom Sport24” doesn’t lend itself to “customized” reports based on client objectives

Opportunities:

•	Lack of major presence within US sports property and network sectors could lead to increased sales
•	Hire of sports industry executive Mark Noonan could lead to increased credibility and thus increased sales
•	Current marketplace offering has focused on sports sector, thus leaving entertainment industry as potential revenue opportunity
•	Revamping offering to take consumer insights and variables that affect detection into account would lead to more credible offering, thus possibly increasing sales

Threats:
•	Current sales offering allows for entry into marketplace based on deficiencies (lack of credible research, industry outsider approach) and proper funding opportunity (On-Air Impact)

Potential Clients:
•	Network Project work: N/A
•	Brands: Gatorade, Pepsi, Red Bull, Motorola, T-Mobile, LG, Samsung, Vodafone, Nokia, Sony Ericsson, HSBC, Citibank, Visa, Nike, Porsche, Mercedes, KIA, Hyundai, Adidas
•	Leagues: N/A
•	Teams: N/A
•	Agencies: Octagon

On-Air Impact Points of Difference

Product
•	Superior image, custom made and company owned image recognition software versus leased, third party software that cannot be customized
•	Pioneering custom research guiding interpretations versus “assumptions”

Offering
•	More accurate, objective data
•	Secondary coverage consideration
•	Regional perspectives

Service
•	More user-friendly data delivery versus static and unnecessarily complicated interface
•	Actionable consultation based on real numbers and industry leading experience versus limited counsel from “industry outsiders.”

Competitive Conclusion

It is irresponsible for On-Air Impact to dismiss or underestimate the competition’s product, client base and momentum. In fact, the On-Air Impact management team respects the successes of the market leaders to-date. They have undoubtedly advanced and pre-educated the sports and entertainment industry on the valuation and measurement space. That said, On-Air Impact has the luxury of building a business that capitalizes on each leader’s identified deficiencies, as well as, further advance the industry with superior solutions and service.

SALES AND MARKETING

Marketplace Positioning

The On-Air Impact brand will be positioned as the “BMW” of the valuation and measurement industry. We will outperform our competitors in every phase of the business and terms such as “superior technology”, “innovative research”, “best-in-class consultation”, and “unparalleled customer service” will be used to describe our offering. We will be the recognized leader in analytics solutions helping our clients make “smarter decisions.”

Pricing Strategy

Core Pricing Model

Given our marketplace positioning, superior product and high level of consultation, On-Air Impact will be priced on the higher end of what the market will bear. While we may lose some “bargain seekers” in the process, the product and services On-Air Impact will deliver will more than justify the higher pricing structure.

Pricing will be project-based and calculated on an estimated “per hour analyzed” structure in year one. In cases of extended projects, a monthly retainer relationship will also be pursued.

When evaluating competitors pricing, and considering our marketplace positioning, On-Air Impact will begin with a base pricing model of $500 per hour.

Competitor Pricing

Repucom approximate base pricing per hour $425
Image Impact approximate base pricing per hour $400

Sales Strategies

Element of Surprise

On-Air Impact owns the “element of surprise” position over its competitors; they don’t know we’re coming. Therefore, it is imperative that On-Air Impact deploy an aggressive sales effort/campaign in its first six months of existence. Because On-Air Impact provides clients with a superior and complete solution, competitors will be forced to respond or risk becoming obsolete. With this in mind, the importance of securing as much market share upfront cannot be understated. To achieve this, both partners will concentrate on sales in the early phases. On-Air Impact has plans to hire a full-time head of sales employee (along with the Principals) within the first six months marketplace entry. This person will have a strong rolodex in the industry and a track record of successfully selling service offerings

Pre-Marketplace Entry Plan

Prior to officially launching into the market, On-Air Impact will work with one rights holder and one brand (at cost) to ensure product viability. The goals / objectives of this are as follows:
•	Obtain feedback on product performance and consultative accuracy
•	Use as a case study of overall offering
•	Serve as first clients, immediately providing marketplace credibility

Prioritizing the Target Clients

On-Air Impact potential clients are bucketed into four categories: Team Sports and Events, Media Rights holders, Sponsorship and Event Agencies and Consumer Brands. While each is important, in an effort to prioritize, On-Air Impact will first secure the Team Sports and Events sector for several reasons:
•	Currently the most under-served segment in this space
•	Each team typically works with multiple-brands, thus allowing for broader reach
•	Immediately establishes marketplace credibility
•	Utilization of Principals strong existing relationships and contacts
•	Appear most receptive as they are constantly trying to secure/justify client investments

The Market

Marketplace Potential

According to the 2009 Sports Business Journal, there are 6,400+ companies/Properties “active” in the industry of sports. This list includes rights holders, Media Groups, Agencies and Advertisers.
•	Of the 6,400, about 60% are viable potential customers for On-Air Impact. Excluded from this list are radio stations and smaller players who may not use television as a media source
Therefore, the total adjusted potential market = 3,840 separate individual clients.
•	On-Air Impact will capture 15% of the total adjusted potential market = 576 On-Air Impact clients
Charging an average fee per client between $10,000 - $25,000 (avg. $17,500), the potential revenue of the marketplace is between $5,760,000 and $14,400,000 (avg. $10,080,000)

Qualifying the Market

We recognize that there are three types of potential clients, with each type posing a different challenge that can effectively addressed and delivered against by On-Air Impact:
•	Those who currently use the competition’s services
o	Challenge: Need to overcome current behavior/practices. Belief that the status quo is easier.
•	Those who are currently knowledgeable about valuation services yet do not currently use third party services
o	Challenge: Need to show value of services and convert to users

•	Those who are uninitiated to valuation/consultative services
o	Challenge: Need to educate value of services and space

The Audience

While every organization is different, the end-user of On-Air Impact and data is often different from the where the purchase decision is made. Typically titles such as a Brand Manager, Corporate Sales Executive, or Media Buyer are identified as the end-users and the purchase decision for services may reside with the Chief Financial Officer, Vice President of Sales or Head of Research and Analytics.

Business Extensions

Global or non-US based Sports

Sports and Entertainment is a global industry (e.g. Olympics, Premier League, World Cup etc.). While our initial priority will be focused on domestic sales, expanding to the global marketplace is well within reason. After all, On-Air Impact’s competitor was born in a non-U.S. market.

Subscription Services

After several years, On-Air Impact will have accrued enough data to deliver valuable information to the general marketplace (e.g. rankings of top 3 most valuable signage positions, regardless of stadium). Clients, current or not, will be offered the opportunity to receive these “On-Air Impact Insights”. Creation of a Subscription Services offering accomplishes two things
•	Further cements the On-Air Impact brand as a leader in “valuation, measurement and analytics” services
•	Opens a new quarterly revenue stream.

Software Licensing

As soon as the software ownership is successfully brought in-house, On-Air Impact will continually seek alternative, non-competing applications for the owned software. Potential license agreements will be yet another revenue source for On-Air Impact and may serve as a possible spin off company altogether.

Digital and Mobile Valuation

While television remains the medium of choice to consume sports, the digital (or online) video and mobile space continues to grow. On-Air Impact will seek capabilities to measure online and mobile activity using image processing software its foundation.

MANAGEMENT TEAM

General Overview

On-Air Impact’s Principals, Edward Whitehouse and Dorothy Whitehouse, are respected veterans of the industry. With a combined 25+ years of relevant experience, covering property, media, agency and business sides of the industry, this leadership team is uniquely qualified to launch and drive to On-Air Impact high levels of success. In fact, it is their direct experiences within the industry that credibly led them to create the On-Air Impact entity.

Management Team Strengths

•
Relevant Industry Expertise: Each principal has a tremendous amount of direct experience in the sports, entertainment and business sector. Matching up with the proposed client base, the partners have experience working for Teams / Leagues, Consumer Brands, Sports, Media and Entertainment and Business Entities.

•
Deep Network of Resources: As reflected by the proposed Board of Directors, the principals have developed meaningful, direct relationships with key marketplace leaders providing On-Air Impact with a strong support and advisory system during all phases of growth.

•
Extensive Industry Relationships: The professional network of the principals’, along with the doors opened by associates, provides On-Air Impact with a wealth of immediate revenue generating opportunities.

•
Good Teammates: A strong working relationship that is cohesive and based on mutual respect and trust. Both principals have seen a work relationship that had a foundation built on a mutually strong work ethic.

•
Complementary Skill Sets: Each principal brings a different set of professional and cognitive strengths to the table, which inherently lends itself to a “checks and balances” process to arrive at best solutions for company challenges.

•
Strong Commitment to a Common Goal: Both principals are committed to making this project a reality. As evidenced by the principal’s resumes both partners have positions in the top echelons of the sports, entertainment and business industries. The decision to forego these opportunities for a start up venture underscores their belief in the potential of this venture

Future Team Members

In addition to the partners, On-Air Impact will recruit two additional individuals to assist with the start-up phase. It is imperative that each individual have the ability to work across multiple tasks and assignments, ranging from tasks as specifically challenging as providing an entire consultative outlay for a prospective client (including fees, strategic overview and direction) to tasks as simple as answering the phones. As the company grows, more employees will be considered with specific skills that will meet specific operational and market based needs across the industry.

Financial Oversight Plan

In the initial launch phase, to minimize costs while maximizing efficiencies, bookkeeping will be outsourced to the Columbus, OH based accounting firm of Yankovich, Adelman, Johnson, and Stevenson. This will allow both principals to focus on incremental sales and consulting efforts, thus building the business to a sustainable level. Once this is achieved, a full time accountant / bookkeeper will be hired to handle the day-to-day financial functions of the company.

Patents and Trademarks

At the present we do not have any patents or trademarks.

Need for any Government Approval of Products or Services

We do not require any government approval for our services.

Government and Industry Regulation

We will be subject to federal laws and regulations that relate directly or indirectly to our operations including securities laws. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business.

Research and Development Activities

Other than time spent researching our proposed business, the Company has not spent any funds on research and development activities to date. The Company plans to spend funds on Services Development as detailed in sections titled “Use of Proceeds,” “Description of Business” and “Management’s Discussion and Analysis or Plan of Operation.”

Environmental Laws

Our operations are not subject to any Environmental Laws.

Employees and Employment Agreements

We currently have two employees, Dorothy Whitehouse, our Chief Executive Officer, President and director, and Edward Whitehouse, our Secretary, Treasurer and director. Dorothy and Edward are spouses and are responsible for the primary operation of our business. There are no formal employment agreements between the Company and Edward and Dorothy Whitehouse.

In the event our Company does not have adequate proceeds from this offering, our Officers and Directors, Mrs. Dorothy Whitehouse and Mr. Edward Whitehouse, have verbally agreed to fund the Company for an indefinite period of time. The funding of the Company by our Officers will create a further liability of the Company to be reflected on the Company’s financial statements. Our Officers’ commitment to personally fund the Company is not contractual and could cease at any moment in their sole and absolute discretion.

Penny Stock Rules

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

-	Contains a description of the nature and level of risk in the market for penny stock in both Public offerings and secondary trading;

-
Contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

-	Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;

-	Contains a toll-free number for inquiries on disciplinary actions;

-	Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

-	Contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

-	The bid and offer quotations for the penny stock;

-	The compensation of the broker-dealer and its salesperson in the transaction;

-	The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

-	Monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Regulation M

Our officer and director, who will offer and sell the Shares, is aware that she is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

Stock Transfer Agent

We currently do not have a stock transfer agent. However, we will identify an agent to retain that will facilitate the processing of the certificates upon closing of the offering. .

DESCRIPTION OF PROPERTY

Our executive office is currently located 130 Maple Avenue, Suite 6D, Red Bank, NJ 07701. This space is provided to us free of charge by Edward and Dorothy Whitehouse, our officers and directors.

We anticipate that we will require additional office space to facilitate the implementation of our business plan once sufficient revenues are attained which would allow such an action. We have recently undertaken a comprehensive review of additional office space available in the Red Bank, New Jersey area and found that many suitable commercial office spaces are perpetually available, and that prices range from approximately $25.00 - $30.00 per square foot. Management of the Company believes that office space of approximately one thousand square feet will be sufficient for current operations, but anticipates that continued growth or expansion could require larger space.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings nor do we have knowledge of any pending or threatened legal claims.

USE OF PROCEEDS

On-Air Impact, Inc. intends to use the proceeds from this offering as follows in the event 10%, 50% and 100% of the Shares are sold (minus offering expenses of $7,000, including SEC registration fees and legal, accounting, and printer and transfer agent fees):

Application of Proceeds Assuming 10% of total Offering is attained:

Offering Proceeds	$13,000

Marketing & Sales Initiatives	$5,000

Operating Expenses (1)	$5,000

Salaries (2)	$0.00

Production of revenue producing media and content	$1,000

General Working Capital	$2,000

Total Estimated Use of Proceeds	$13,000

(1)	Includes legal fees, accounting fees, and general overhead.
(2)	No salaries will be paid until the company is profitable.

Application of Proceeds Assuming 50% of total Offering is attained:

Offering Proceeds	$93,000

Marketing & Sales Initiatives	$35,000

Operating Expenses (1)	$35,000

Salaries (2)	$0.00

Production of revenue producing media and content	$7,000

General Working Capital	$16,000

Total Estimated Use of Proceeds	$93,000

(1)	Includes legal fees, accounting fees, and general overhead.
(2)	No salaries will be paid until the company is profitable.

Application of Proceeds Assuming 100% of total Offering is attained:

Offering Proceeds	$193,000

Marketing & Sales Initiatives	$75,000

Operating Expenses (1)	$75,000

Salaries (2)	$0.00

Production of revenue producing media and content	$29,000

General Working Capital	$14,000

Total Estimated Use of Proceeds	$193,000

(1)	Includes legal fees, accounting fees, and general overhead.
(2)	No salaries will be paid until the company is profitable.

The above tables represent our intended uses of proceeds based on our ability to raise certain amounts of the contemplated offering. To the extent that we cannot raise the entire amount contemplated by this offering, our Officers and Directors, Mrs. Dorothy Whitehouse and Mr. Edward Whitehouse, have verbally agreed to fund the Company for an indefinite period of time. The funding of the Company by our Officers will create a further liability to the Company to be reflected on the Company’s financial statements. Our Officers’ commitment to personally fund the Company is not contractual and could cease at any moment in their sole and absolute discretion.

DETERMINATION OF OFFERING PRICE

The $0.10 per share offering price of our Common Stock was determined based on our internal assessment of what the market would support. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value.

We intend to apply to request a broker-dealer apply to have our Common Stock listed on the OTC Bulletin Board upon the effectiveness of the registration statement on Form S-1, of which this prospectus is a part. If our Common Stock becomes listed on the OTC Bulletin Board and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale. The offering price would thus be determined by market factors outside of our control.

DILUTION

Upon purchasing share in this offering, you will experience immediate and substantial dilution.

“Dilution” represents the difference between the offering price of the shares of Common Stock and the net book value per share of Common Stock immediately after completion of the offering. “Net Book Value” is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of On-Air Impact’s issued and outstanding stock. This is due in part because of the Common Stock issued to the On-Air Impact officers, directors, and employees totaling 5,000,000 shares at par value $0.0001 per share versus the current offering price of $0.10 per share. On-Air Impact’s net book value on July 13, 2010 was $1,250 or $0.0003 per share. Assuming all 2,000,000 shares offered are sold, and in effect On-Air Impact receives the maximum estimated proceeds of this offering from shareholders, On-Air Impact’s net book value will be approximately $201,250 or $0.0288 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately 70% while the On-Air Impact present stockholder will receive an increase of $0.0713 per share in the net tangible book value of the shares that she holds. This will result in a 71% dilution for purchasers of stock in this offering.

This table represents a comparison of the prices paid by purchasers of the Common Stock in this offering and the individual who received shares in On-Air Impact, Inc. previously based on assumptions that the Company sells 10%, 50%, and 100% of the Offering Shares:

	If 10% of	If 50% of	If 100% of
	Shares Sold	Shares Sold	Shares Sold
Book value per share before offering	$0.0003	$0.0003	$0.0003

Book value per share after offering	$0.0030	$0.0145	$0.0288

Net increase to original shareholders	$0.0028	$0.0142	$0.0285

Decrease in investment to new shareholders	$0.0970	$0.0855	$0.0713

Dilution to new shareholders	97%	86%	71%

Table is gross figures, does not account for expenses

PLAN OF DISTRIBUTION

Offering will be Sold by Our Officer and Director

This is a self-underwritten “best-efforts” offering. This Prospectus is part of a Prospectus that permits our officer and director to sell the Shares directly to the public, with no commission or other remuneration payable to her for any Shares she sells. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. Edward Whitehouse and Dorothy Whitehouse, our officers and directors, will sell the shares and intends to offer them to friends, family members and personal and professional acquaintances. In offering the securities on our behalf, Edward Whitehouse and Dorothy Whitehouse will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. In their endeavors to sell this offering, neither Edward Whitehouse nor Dorothy Whitehouse intends to use any mass-advertising methods such as the Internet or print media.

Edward Whitehouse and Dorothy Whitehouse will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth the conditions under which a person associated with an Issuer, may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.
Edward Whitehouse and Dorothy Whitehouse are officers and directors and are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of their participation; and

b.
Edward Whitehouse and Dorothy Whitehouse are officers and directors and will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Edward Whitehouse and Dorothy Whitehouse are officers and directors and are not, nor will they be at the time of their participation in the offering, associated persons of a broker-dealer; and

d.
Edward Whitehouse and Dorothy Whitehouse are officers and directors and meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) are brokers or dealers, or been associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a) (4) (iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

Terms of the Offering

The Company is offering on a best-efforts basis 2,000,000 shares of its Common Stock at a price of $0.10 per share. This is the initial offering of Common Stock of On-Air and no public market exists for the securities being offered. The Company is offering the shares on a “self-underwritten,” directly through officers and directors. The shares will be offered at a fixed price of $0.10 per share for a period not to exceed 180 days from the date of this prospectus. There is no minimum number of shares required to be purchased. This offering is on a best effort basis. No commission or other compensation related to the sale of the shares will be paid to our officer and director. The intended methods of communication include, without limitations, telephone, and personal contact.

The offering shall terminate on the earlier of (i) the date when the sale of all 2,000,000 shares is completed or (ii) one hundred and eighty (180) days from the date of this prospectus. The Company will not extend the offering period beyond one hundred and eighty (180) days from the effective date of this prospectus.

There can be no assurance that any of the shares will be sold. As of the date of this Prospectus, the Company has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if On-Air were to enter into such arrangements, On-Air will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which the Company has complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of the date of this prospectus, On-Air has not identified the specific states where the offering will be sold. On-Air will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

Deposit of Offering Proceeds

The proceeds from the sale of the shares in this offering will be payable to The Sourlis Law Firm, Escrow Agent f/b/o On-Air Impact, Inc. (“Trust Account”) and will be deposited in a non-interest bearing Attorney Trust bank account. All subscription agreements and checks are irrevocable and should be delivered to The Sourlis Law Firm, Virginia K. Sourlis, Esq., 214 Broad St., Red Bank, NJ 07701. Failure to do so will result in checks being returned to the investor, who submitted the check. All subscription funds will be held in the Trust Account pending and no funds shall be released to On-Air until such a time as the entire offering is sold or the Offering is terminated. No fees will be paid to The Sourlis Law Firm for acting as escrow agent.

Procedures and Requirements for Subscription

Prior to the effectiveness of the Registration Statement, the Company has not provided potential purchasers of the securities being registered herein with a copy of this prospectus. Investors can purchase Common Stock in this offering by completing a Subscription Agreement and sending it together with payment in full to The Sourlis Law Firm, Escrow Agent f/b/o On-Air Impact, Inc., 214 Broad St., Red Bank, NJ 07701. All payments are required in the form of United States currency either by personal check, bank draft, or by cashier’s check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. On-Air reserves the right to either accept or reject any subscription. Any subscription rejected within this 30-day period will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once On-Air accepts a subscription, the subscriber cannot withdraw it.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the respective names, ages and positions of our directors and executive officers as well as the year that each of them commenced serving as a director of the Company. The terms of all of the directors, as identified below, will run until our annual meeting of stockholders in 2011 or until their successors are elected and qualified.

Person and Position:	Age:	Held Position Since:
Dorothy Whitehouse Chief Executive Officer, President and Director (Principal Executive Officer and Principal Financial Officer)	38	May 26, 2010
Edward Whitehouse Secretary, Treasurer and Director	40	May 26, 2010

Management and Director Biographies

Each of the foregoing person(s) may be deemed a "promoter" of the Company, as that term is defined in the rules and regulations promulgated under the Securities Act. Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and have qualified.

Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and have qualified.

Dorothy Whitehouse – Chief Executive Officer, President and Director. In addition to helping with the sales function during the start-up phase, Dorothy’s other focus will be directing On-Air Impact’s consulting competency. With direct and relevant on-the-job experience in four of the five of the Company’s target markets (Agency, Brand, Property, Media) and how they interconnect with each other, Dorothy’s expertise and understanding of these markets provide instant and marketable credibility and led her to create the idea of On-Air Impact.

From 2000 to 2006, Dorothy served as Vice President of Sports and On-Air Management at ESPN ABC Sports. While at ESPN ABC Sports, Dorothy was charged with overseeing all aspects of the Company’s partnership with the leagues they had associations with and generating major sponsorship related revenues across the various media divisions. One of the company’s true success stories, her Sports Management group turned a profit and generated over $200 million dollars in revenue during year 1 and increased every year during her tenure. While there, Dorothy oversaw all sports marketing initiatives for the division including: Sponsorship negotiation, development and execution of marketing plans, new property analysis and cross-functional property integration. In addition, Dorothy also oversaw the Company’s overall partnership (negotiation and development) of the Company’s relationships with MLB, NFL, NBA/WNBA, BCS/College Football, IRL, USTA, WTA, ATP, PGA TOUR, USGA, US Figure Skating Assoc. and more. During this time, Dorothy managed a staff of thirty individuals.

Dorothy is a graduate of the University of Michigan, Emerson College and Rutgers University School of Law.

Edward Whitehouse – Secretary, Treasurer and Director. Edward’s focus will be directing On-Air Impact’s sales efforts. Blending extensive business experience with building of client portfolios, Edward’s collective professional, relevant experiences naturally led him to believe in the idea of On-Air Impact.

Edward currently works for Sourlis International Realty as a Sales Associate handling various commercial and residential real estate transactions such as the listing and leasing of properties and property management. Prior to this, (2002-2005) Edward worked at HSBC Bank in London, serving as the Head of the Investment Advisory Group. Edward was responsible for managing over a billion dollars worth of assets. Prior to HSBC, Edward worked for Merrill Lynch in Dubai, United Arab Emirates. There, Edward was responsible for the Investment Advisory Group managing investments for high net-worth individuals (700,000 million+). Edward is a graduate of Kean University.

DIRECTOR AND OFFICER COMPENSATION

The following table sets forth the cash compensation paid by the Company to its Chief Executive Officer, President and all other executive officers for services rendered since May 26, 2010 (Inception):

Name and Position	Year	Annual Compensation

Dorothy Whitehouse Chief Executive Officer, President and Director (Principal Executive Officer and Principal Financial/Accounting Officer)	2010	None

Edward Whitehouse Secretary, Treasurer and Director	2010	None

Officer Compensation

We have not paid any salary, bonus or other compensation to our officers and directors since our inception. We presently have no compensation arrangements with our officers and directors. We do not anticipate paying our officers in the next 12 months.

Director Compensation

We do not currently pay any cash fees to our directors, but we pay directors’ expenses in attending board meetings.

Stock Option Grants

The Company has never issued any stock options to officers, employees or otherwise.

Employment Agreements

We currently have no employment agreements with any personnel, executive officers or directors.

Significant Employees

We have no significant employees other than our executive officers and directors named in this prospectus. We conduct our business through agreements with consultants and arms-length third parties. As of the date of this registration statement, we have not contracted with any party.

Committees of the Board of Directors

Our audit committee presently consists of our two officers and directors. We do not have a compensation committee, nominating committee, an executive committee of our board of directors, stock plan committee or any other committees.

Code of Ethics

We have adopted a Code of Ethics and Code of Business Conduct that applies to our officers and directors, and critical employees. The Code of Ethics and Code of Business Conduct are attached to this registration statement as Exhibits 14.1 and 14.2, respectively.

Term of Office

Our director is appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our bylaws.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership as of the date of this Prospectus by (i) each Named Executive Officer, (ii) each member of our Board of Directors, (iii) each person deemed to be the beneficial owner of more than five percent (5%) of any class of our Common Stock, and (iv) all of our executive officers and directors as a group. Unless otherwise indicated, each person named in the following table is assumed to have sole voting power and investment power with respect to all shares of our Common Stock listed as owned by such person.

As of the date of this Prospectus, we have 5,000,000 shares of Common Stock issued and outstanding and 0 shares of Preferred Stock issued and outstanding.

Name and Position	Shares of Common Stock(1)		Percentage of Class (Common)	Shares of Preferred Stock	Percentage of Class (Preferred)
Dorothy Whitehouse Chief Executive Officer, President and Director (Principal Executive Officer and Principal Financial/Accounting Officer)	5,000,000	(2)	100%	0	0
Edward Whitehouse Secretary, Treasurer and Director	5,000,000	(3)	100%	0	0
Directors and Officers as a group (2 persons)	5,000,000		100%	0	0

(1)	Based on 5,000,000 shares of common stock issued and outstanding.
(2)	Jointly held with Edward Whitehouse, Dorothy’s husband.
(3)	Jointly held with Dorothy Whitehouse, Edward’s wife.

DESCRIPTION OF SECURITIES

General

Under our Certificate of Incorporation, we are authorized to issue an aggregate of 110,000,000 shares of capital stock, of which 100,000,000 are shares of Common Stock, par value $0.0001 per share, or Common Stock and 10,000,000 are preferred stock, par value $0.0001 per share, or Preferred Stock. As of the date hereof, 5,000,000 shares of our Common Stock are issued and outstanding in uncertificated form, and there are approximately 1 holder of record of our Common Stock.

Common Stock

Pursuant to our bylaws, our Common Stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our Common Stock possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our Common Stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our Common Stock representing one-percent (1%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Certificate of Incorporation. Our Certificate of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our Common Stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up of our company, the holders of shares of our Common Stock will be entitled to receive, on a pro rata basis, all assets of our company available for distribution to such holders.

In the event of any merger or consolidation of our company with or into another company in connection with which shares of our Common Stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our Common Stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash), on a pro rata basis.

Holders of our Common Stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our Common Stock.

There is no active market for our Common Stock.

Currently, there is no active trading market for our Common Stock. Following the effectiveness of this registration statement, we intend to request that a broker-dealer/market maker submit an application to make a market for our Common Stock shares on the OTC Bulletin Board. There can be no assurance, however, that the application will be accepted or that any trading market will ever develop or be maintained on the OTC Bulletin Board. Any trading market that may develop in the future for our Common Stock will most likely be very volatile and numerous factors beyond our control may have a significant effect on the market. Only companies that report their current financial information to the SEC may have their securities included on the OTC Bulletin Board. Therefore, only upon the effective date of this registration statement will our Common Stock become eligible to be quoted on the OTC Bulletin Board. In the event that we lose our status as a "reporting issuer," any future quotation of our Common Stock on the OTC Bulletin Board may be jeopardized.

Preferred Stock

Our Certificate of Incorporation authorizes our board of directors to issue up to 10,000,000 shares of preferred stock in one or more designated series, each of which shall be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, without stockholders’ approval, within any limitations prescribed by law and our Certificate of Incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including but not limited to the following:

(a)	the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b)	whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c)	the amount payable upon shares of preferred stock in the event of voluntary or involuntary liquidation;

(d)	sinking fund or other provisions, if any, for the redemption or purchase of shares of preferred stock;

(e)	the terms and conditions on which shares of preferred stock may be converted, if the shares of any series are issued with the privilege of conversion;

(f)
voting powers, if any, provided that if any of the preferred stock or series thereof shall have voting rights, such preferred stock or series shall vote only on a share for share basis with our Common Stock on any matter, including but not limited to the election of directors, for which such preferred stock or series has such rights; and

(g)
subject to the above, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as our board of directors may, at the time so acting, lawfully fix and determine under the laws of the State of New Jersey.

As of the date of this Registration, we have no shares of Preferred Stock issued and outstanding, nor have we designated any classes of Preferred Stock.

Dividend Policy

We have never declared or paid any cash dividends on our Common Stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our Common Stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our Common Stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our Common Stock or any rights convertible or exchangeable into shares of our Common Stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Philip Magri, Esq. of The Sourlis Law Firm has assisted us in the preparation of this prospectus and registration statement and will provide counsel with respect to other legal matters concerning the registration and offering of the Common Stock. Mr. Philip Magri, Esq., on behalf of The Sourlis Law Firm has consented to being named as an expert in the Company’s registration statement, of which this prospectus forms a part. This consent has been filed as an exhibit to the registration statement.

Conner & Associates, P.C., our certified public accountants, have audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit reports. Conner & Associates has presented its report with respect to our audited financial statements. The report of Conner & Associates is included in reliance upon their authority as experts in accounting and auditing. Their consent to being named as Experts is filed as Exhibit 23.1 to the Registration Statement of which this Prospectus is a part.

DISCLOSURE OF COMMISSION POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation and Bylaws provide no director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability which may be specifically defined by law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation’s directors to the corporation or its stockholders to the fullest extent permitted by law. The corporation shall indemnify to the fullest extent permitted by law each person that such law grants the corporation the power to indemnify.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.

ORGANIZATION WITHIN LAST FIVE YEARS

See “Certain Relationships and Related Transactions.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

You should read the following discussion together with "Selected Historical Financial Data" and our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ materially from those we currently anticipate as a result of many factors, including the factors we describe under "Risk Factors," "Special Note Regarding Forward-Looking Statements" and elsewhere in this prospectus.

Forward Looking Statements

Some of the information in this section contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

•	discuss our future expectations;

•	contain projections of our future results of operations or of our financial condition; and

•	state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

Unless stated otherwise, the words “we,” “us,” “our,” “the Company” or “On-Air Impact” in this prospectus collectively refers to the Company, On-Air Impact, Inc.

Organizational History

General

On-Air Impact, Inc. (the “Company” or “On-Air Impact”) was incorporated in the State of Nevada on May 26, 2010. On-Air Impact is a consulting and analytics company serving the sports and entertainment industry. On-Air Impact provides clients with measurement, valuation and analysis of on-air branded elements by merging technology, research and industry experience. Our mantra is “Helping clients make smarter decisions.”

There are currently an aggregate of 5,000,000 shares of the Company’s Common Stock issued and outstanding.

The Company is authorized to issue one hundred ten million (110,000,000) shares of capital stock, one hundred million (100,000,000) shares of which are designated as Common Stock, and ten million (10,000,000) shares of preferred stock, $0.0001 par value, which can be designated by the Board of Directors in one or more classes with voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions without stockholder approval.

Plan of Operations

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has a negative current ratio and Company has incurred an accumulated deficit of $3,750 for the period from May 26, 2010 (inception)  to July 13, 2010. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The following table provides selected financial data about our company for the period from the date of inception through July 13, 2010. For detailed financial information, see the financial statements included in this prospectus.

Balance Sheet Data:

Cash	$5,000
Total assets	$5,000
Total liabilities	$3,750
Shareholder’s equity	$1,250

Other than the shares offered by this prospectus, no other source of capital has been identified or sought. If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our director has verbally agreed to advance the Company funds to complete the registration process.

The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its planned business. These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Proposed Milestones to Implement Business Operations

The following milestones are based on the estimates made by management. The working capital requirements and the projected milestones are approximations and subject to adjustments. Our 12-month budget is based on minimum operations, which will be completely funded by the $200,000 raised through this offering. If we begin to generate profits, we will increase our marketing and sales activity accordingly. We estimate sales to begin approximately twelve (12) months following closing of the offering. The costs associated with operating as a public company are included in our budget.  Management believes that the costs of operating as a public company (as opposed to a private company) could have a material negative impact on the company’s results of operations and liquidity and could place a significant drain on capital resources.  Management will be responsible for the preparation of the required documents to keep the costs to a minimum. To the extent that we cannot raise the entire amount contemplated by this offering, Mrs. Dorothy Whitehouse and Mr. Edward Whitehouse have committed to personally fund our venture for an indefinite period of time to facilitate our ability to attain the following operational milestones.

The funding of the Company by our Officers and Directors will create a further liability to the Company to be reflected on the Company’s financial statements. Our Officers’ and Directors’ commitment to personally fund the Company is not contractual and could cease at any moment in her sole and absolute discretion. We plan to complete our milestones as follows:

First, a groundbreaking consumer research project will be commissioned by a leading market research firm, Burke Research. The goal of the study is to equate consumer perceptions of on-air sponsor detections with the common currency in the television marketplace, the 30-second commercial spot.

Second, while the study is being completed, custom software will be developed by one of the leaders in the image recognition sector, Keystream. This software will assign characteristic values to each individual exposure detected based on duration, size, screen positioning, broadcast timing, occlusion (when a message/logo is obstructed or blocked) and clutter (the large volume of advertising messages that the average consumer is exposed to on a daily basis). Ultimately, when complete, we believe that the software will deliver the highest level of accuracy in the sports and entertainment sector.

Third, On-Air Impact will work with Chicago-based, Nology Interactive to complete the process from server hosting to creation of an end user web interface. This final process starts when the software data output is inputted into the server. From there, the data is filtered through a proprietary grading system which simultaneously scores each exposure while incorporating the results of the Burke market study. This will provide an output that will be expressed in the form of a “monetary range”, which accounts for standard deviations in the market study as well as accepted accuracy levels of the software. This is in direct contrast to our competitors, who prefer to provide “exact dollar values,” which suggest no possible standard deviations in their software models. Again, this provides On-Air Impact with the advantage of providing output in the form of actionable, industry neutral, dollar valuations. Finally, when combined with relevant, industry leading consultation, the finished output will provide a product that will transform the valuation and measurement space in both the sports and entertainment industries.

Note: The amounts allocated to each line item in the above milestones are subject to change at the sole discretion of the Company’s management. The Company planned milestones are based on quarters following the closing of the offering. Any line item amounts not expended completely, as detailed in the Use of Proceeds, shall be held in reserve as working capital and subject to reallocation to other line item expenditures as required for ongoing operations.

Liquidity and Capital Resources

At July 13, 2010, we had $5,000 in cash on hand and total liabilities of $3,750 and there is substantial doubt as to our ability to continue as a going concern. To date, our operations have been funded by our Officers and Directors pursuant to a verbal, non binding agreement. Mrs. Dorothy Whitehouse and Mr. Edward Whitehouse have agreed to personally fund the Company’s overhead expenses, including legal, accounting, and operational expenses until the Company can achieve revenues sufficient to sustain its operational and regulatory requirements. As of the date of this registration statement, there are currently no monies owed to our Officers pursuant to this verbal agreement.

We believe that we will start to generate revenue in the next  12 months and that we will need at least $100,000 to sustain our operations during such period. If we do not raise enough proceeds in this offering, we might not be able to generate revenue or continue operations and our shareholders will ultimately end up holding stock in a company that has no revenue, no market for its common stock, and could potentially be forced to shut down operations.

Off –Balance Sheet Operations

The Company does not have any off-balance sheet operations.

CRITICAL ACCOUNTING POLICIES

The accompanying financial statements have been prepared in accordance with United States generally accepted accounting principles (US GAAP) for financial information and in accordance with the Securities and Exchange Commission’s Regulation S-X. They reflect all adjustments which are, in the opinion of the Company’s management, necessary for a fair presentation of the financial position and operating results as of and for the period May 26, 2010 (date of inception) to July 13, 2010.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported revenues and expenses during the reporting periods. Because of the use of estimates inherent in the financial reporting process, actual results may differ significantly from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents. As of July 13, 2010, the Company maintained one bank account with a financial institution located in New Jersey with a balance of $5,000.

Fair Value of Financial Instruments

The fair value of cash and cash equivalents and accounts payable approximates the carrying amount of these financial instruments due to their short maturity.

Net Loss per Share Calculation

Basic net loss per common share ("EPS") is computed by dividing income (loss) available to common stockholders by the weighted-average number of common shares outstanding for the period.   Diluted earnings per shares is computed by dividing net income (loss)  by the weighted average shares outstanding, assuming all dilutive potential common shares were issued.

Revenue Recognition

For the period May 26, 2010 (inception) to July 13, 2010, the Company did not realize any revenue.

Income Taxes

Income taxes are provided for using the liability method of accounting.  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Recently Issued Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles – a replacement of FASB Statement No. 162,” (“SFAS 168”).  SFAS 168 establishes the FASB Accounting Standards Codification (“Codification”) as the source of authoritative generally accepted accounting principles (“GAAP”) for nongovernmental entities.  The Codification does not change GAAP. Instead, it takes the thousands of individual pronouncements that currently comprise GAAP and reorganizes them into approximately ninety accounting topics, and displays all topics using a consistent structure.  Contents in each topic are further organized first by subtopic, then section and finally paragraph. The paragraph level is the only level that contains substantive content. Citing particular content in the Codification involves specifying the unique numeric path to the content through the topic, subtopic, section and paragraph structure. FASB suggests that all citations begin with “FASB ASC,” where ASC stands for Accounting Standards Codification. Changes to the ASC subsequent to June 30, 2009 are referred to as Accounting Standards Updates (“ASU”).

In conjunction with the issuance of SFAS 168, the FASB also issued its first Accounting Standards Update No. 2009-1, “Topic 105 –Generally Accepted Accounting Principles” (“ASU 2009-1”) which includes SFAS 168 in its entirety as a transition to the ASC.

ASU 2009-1 is effective for interim and annual periods ending after September 15, 2009 and will not have an impact on the Company’s financial position or results of operations but will change the referencing system for accounting standards.

As of July 13, 2010, all citations to the various SFAS’ have been eliminated and will be replaced with FASB ASC as suggested by the FASB in future interim and annual financial statements.

As of July 13, 2010, the Company does not expect any of the recently issued accounting pronouncements to have a material impact on its financial condition or results of operations.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND CORPORATE GOVERNANCE

We are currently operating out of the residence of Edward and Dorothy Whitehouse, as agreed upon by on a rent-free basis for administrative purposes. There is no written agreement or other material terms or arrangements relating to said arrangement.

Other than the foregoing, we do not currently have any conflicts of interest. We have not yet formulated a policy for handling conflicts of interest, however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

On May 26, 2010 the Company issued an aggregate of 5,000,000  shares of Common Stock, par value $0.0001, to Edward Dorothy Whitehouse for an aggregate of $5,000 as founder stock.

To the extent that we cannot raise the entire amount contemplated by this offering, our Officers and Directors, Mrs. Dorothy Whitehouse and Mr. Edward Whitehouse, have verbally agreed to fund the Company for an indefinite period of time. The funding of the Company by our Officers will create a further liability to the Company to be reflected on the Company’s financial statements. Our Officers’ commitment to personally fund the Company is not contractual and could cease at any moment in their sole and absolute discretion.

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the Company, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Director Independence

Our determination of independence of our directors is made using the definition of “independent director” contained under NASDAQ Marketplace Rule 4200(a)(15), even though such definitions do not currently apply to us because we are not listed on NASDAQ. Our only directors, Edward and Dorothy Whitehouse, are also officers and therefore are not “independent” under this rule.

The OTCBB on which we intend to have our shares of Common Stock quoted does not have any director independence requirements. In determining whether our directors are independent, we refer to NASDAQ Stock Market Rule 4200(a)(15). Based on those widely-accepted criteria, we have determined that our Director(s) are not independent at this time.

No member of management is or will be required by us to work on a full time basis.. Accordingly, certain conflicts of interest may arise between us and our officer(s) and director(s) in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer's understanding of his/her fiduciary duties to us.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because none of our directors are independent directors, we do not currently have independent audit or compensation committees. As a result, these directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our Common Stock. We intend to request a registered broker-dealer to apply to have our Common Stock quoted on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize.

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a suitably written statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our Common Stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

As of the date of this prospectus, we have 1 holder of record of our Common Stock.

 Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS AND FINANCIAL DISCLOSURE

None.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the Securities and Exchange Commission with respect to the shares of our Common Stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of our company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving our company and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the SEC's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, Room 1580, 100 F Street NE, Washington D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a website at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the SEC. Our registration statement and the referenced exhibits can also be found on this site.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
On-Air Impact, Inc.
Red Bank, New Jersey

We have audited the accompanying balance sheet of On-Air Impact, Inc. (a Development Stage Enterprise) (the “Company”) as of July 13, 2010, and the related statements of operations, stockholder’s equity and cash flows for the period from May 26, 2010 (inception) to July 13, 2010. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of July 13, 2010, and the results of its operations and its cash flows for the period from May 26, 2010 (inception) to July 13, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes 1 & 7 to the financial statements, the Company is in the development stage and has not commenced operations.  Its ability to continue as a going concern is dependent upon its ability to develop additional sources of capital, and ultimately achieve profitable operations from the development of its planned business. These conditions raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Conner & Associates, PC

CONNER & ASSOCIATES, PC

Newtown, Pennsylvania

29 July 2010

ON-AIR IMPACT, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
BALANCE SHEET
JULY 13, 2010

ASSETS

Current assets

Cash	$5,000

Total assets	$5,000

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities

Accounts payable	$3,750

Total liabilities	3,750

Commitment and contingencies	-

Stockholder's equity
Preferred stock, $.0001 par value, authorized 10,000,000 shares, none issued
Common stock, $.0001 par value, authorized 100,000,000 shares; 5,000,000 issued and outstanding	500

Additional paid-in capital	4,500

Deficit accumulated during the development stage	(3,750)

Total stockholder's equity	1,250

Total liabilities and stockholder's equity	$5,000

The accompanying notes should be read in conjunction with the financial statements

ON-AIR IMPACT, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENT OF OPERATIONS
For the period from May 26, 2010 (inception) to July 13, 2010

Net sales	$-

Cost of sales	-

Gross profit	-

Legal and professional fees	3,750
Total expenses	3,750

Income (loss) from operations	(3,750)

Provision for income taxes	-

Net (loss)	$(3,750)

Weighted average number of common shares outstanding
(basic and fully diluted)	5,000,000

Basic and diluted (loss) per common share	Nil

Nil = <$.01

The accompanying notes should be read in conjunction with the financial statements

ON-AIR IMPACT, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
For the period May 26, 2010 (Inception) to July 13, 2010

				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid-In	Development	Stockholder's
	Shares	Amount	Capital	Stage	Equity

Balance May 26, 2010 (Inception)	-	$-	$-	$-	$-

Issuance of common shares	5,000,000	500	4,500	-	5,000

Net (loss)	-	-	-	(3,750)	(3,750)

Balance, July 13, 2010	5,000,000	$500	$4,500	$(3,750)	$1,250

The accompanying notes should be read in conjunction with the financial statement

ON-AIR IMPACT, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENT OF CASH FLOWS
For the period from May 26, 2010 (inception) to July 13, 2010

Cash flows from operating activities
Net (loss)	$(3,750)

Adjustments to reconcile net (loss) to net
cash used in operating activities:
Increase (decrease) in accounts payable	3,750
Net cash provided by (used in) operating activities	-

Cash flow from investing activities	-

Cash flows from financing activities
Proceeds from issuance of common stock	5,000
Net cash provided by financing activities	5,000

Net increase in cash and cash equivalents	5,000

Cash - beginning of period	-

Cash - end of period	$5,000

Supplemental disclosure of cash flow information:
Taxes paid	-
Interest paid	$-

The accompanying notes should be read in conjunction with the financial statements

ON-AIR IMPACT, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
July 13, 2010

NOTE 1 - Organization

On-Air Impact, Inc. (“the Company”) was incorporated in State of Nevada on May 26, 2010.

As of July 13, 2010, the Company is a development stage consulting and analytics company serving the sports and entertainment industry. The Company provides clients with measurement, valuation and analysis of on-air branded elements by merging technology, research and industry experience

The Company’s management has chosen May 31st for its fiscal year end.

 NOTE 2 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with United States generally accepted accounting principles (US GAAP) for financial information and in accordance with the Securities and Exchange Commission’s Regulation S-X. They reflect all adjustments which are, in the opinion of the Company’s management, necessary for a fair presentation of the financial position and operating results as of and for the period May 26, 2010 (date of inception) to July 13, 2010.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported revenues and expenses during the reporting periods. Because of the use of estimates inherent in the financial reporting process, actual results may differ significantly from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents. For the period May 26, 2010 (inception) through July 13, 2010, the Company maintained one bank account with a financial institution located in New Jersey with a balance of $5,000.

Fair Value of Financial Instruments

The fair value of cash and cash equivalents and accounts payable approximates the carrying amount of these financial instruments due to their short maturity.

Net Loss per Share Calculation

Basic net loss per common share ("EPS") is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period.   Diluted earnings per shares is computed by dividing net income by the weighted average shares outstanding, assuming all dilutive potential common shares were issued.

Revenue Recognition

For the period May 26, 2010 (inception) to July 13, 2010, the Company did not realize any revenue.

Income Taxes

Income taxes are provided for using the liability method of accounting.  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Recently Issued Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles – a replacement of FASB Statement No. 162,” (“SFAS 168”).  SFAS 168 establishes the FASB Accounting Standards Codification (“Codification”) as the source of authoritative generally accepted accounting principles (“GAAP”) for nongovernmental entities.  The Codification does not change GAAP. Instead, it takes the thousands of individual pronouncements that currently comprise GAAP and reorganizes them into approximately ninety accounting topics, and displays all topics using a consistent structure.  Contents in each topic are further organized first by subtopic, then section and finally paragraph. The paragraph level is the only level that contains substantive content. Citing particular content in the Codification involves specifying the unique numeric path to the content through the topic, subtopic, section and paragraph structure. FASB suggests that all citations begin with “FASB ASC,” where ASC stands for Accounting Standards Codification. Changes to the ASC subsequent to June 30, 2009 are referred to as Accounting Standards Updates (“ASU”).

In conjunction with the issuance of SFAS 168, the FASB also issued its first Accounting Standards Update No. 2009-1, “Topic 105 –Generally Accepted Accounting Principles” (“ASU 2009-1”) which includes SFAS 168 in its entirety as a transition to the ASC.

ASU 2009-1 is effective for interim and annual periods ending after September 15, 2009 and will not have an impact on the Company’s financial position or results of operations but will change the referencing system for accounting standards.

As of July 13, 2010, all citations to the various SFAS’ have been eliminated and will be replaced with FASB ASC as suggested by the FASB in future interim and annual financial statements.

As of July 13, 2010, the Company does not expect any of the recently issued accounting pronouncements to have a material impact on its financial condition or results of operations.

NOTE 3.  – Related Party Transactions

Office Rent

The Company’s principal executive offices are located at 130 Maple Avenue, Suite 6D, Red Bank, NJ 07701. The Company’s telephone number is (732) 530-7300. The offices are provided by the Company’s officers and directors, free of charge.

For the period May 26, 2010 (date of inception) to July 13, 2010, the rent expense was zero.

 NOTE 4 − Preferred Stock

As of July 13, 2010, the Company is authorized to issue 10,000,000 shares of Preferred Stock, par value of $0.0001 per share of which no preferred stock was issued and outstanding.

NOTE 5 − Common Stock

As of July 13, 2010, the Company is authorized to issue 100,000,000 shares of Common Stock, par value of $0.0001 per share  of which 5,000,000 shares of common stock were issued and outstanding to the Company’s sole shareholder for total consideration of $5,000.

As of July 13, 2010, the Company has 5,000,000 shares of common stock issued and outstanding.

NOTE 6 − Income Taxes

The Company utilizes the asset and liability method for financial accounting and reporting accounting of income taxes. Deferred tax assets and liabilities are determined based on temporary differences between financial reporting and the tax basis of assets and liabilities, and are measured by applying enacted rates and laws to taxable years in which such differences are expected to be recovered or settled. Any changes in tax rates or laws are recognized in the period when such changes are enacted.

As of July 13, 2010, the Company has $1,463 in gross deferred tax assets resulting from net operating loss carry-forwards. A valuation allowance has been recorded to fully offset these deferred tax assets because the Company’s management believer future realization of the related income tax benefits is uncertain. Accordingly, the net provision for income taxes is zero for the period May 26, 2010 (inception) to July 13, 2010. As of July 13, 2010, the Company has federal net operating loss carry forwards of approximately $3,750 available to offset future taxable income through 2030 subjject to the change in control provisions under the Internal Revenue Code.  The difference between the tax provision at the statutory federal income tax rate and the tax provision attributable to loss before income taxes is as follows:

For the period
May 26, 2010
(inception) through
July 13, 2010

Statutory federal income taxes	34.0%
State taxes, net of federal benefits	5.0%
Valuation allowance	-39.0%
Income tax rate	-

NOTE 7 − Going Concern

As of July 13, 2010, the accompanying financial statements have been presented on the basis that it is a going concern in the development stage, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

For the period from May 26, 2010 (inception) to July 13, 2010, the Company incurred losses of $3,750 consisting of professional and SEC audit fees for the Company to initiate its SEC reporting requirements.

The ability of the Company to continue as a going concern is dependent upon its ability to obtain financing and upon future operations from the development of its planned business as well as to raise additional capital from the sale of Common Stock and, ultimately, the achievement of significant operating revenues. The accompanying financial statements do not include any adjustments that might be required should the Company be unable to recover the value of its assets or satisfy its liabilities.

NOTE 8 – Subsequent Events

As of July 29, 2010, the date the audited financial statements were available to be issued, there are no subsequent events that are required to be recorded or disclosed in the accompanying financial statements as of and for the period ended July 13, 2010.

[OUTSIDE BACK COVER OF PROSPECTUS]

ON-AIR IMPACT, INC.
2,000,000 SHARES COMMON STOCK

TABLE OF CONTENTS

Until ninety days after the date this registration statement is declared effective, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.        Other Expenses of Issuance and Distribution.

The estimated costs of this offering are as follows:

Expenses(1)	Amount US ($)
SEC Registration Fee	$15
Transfer Agent Fees	$3,000
Accounting Fees and Expenses	$5,000
Legal Fees and Expenses	$0
Printers	$5,000
Miscellaneous	$0
Total	$13,015

We are paying all expenses of the offering listed above. Proceeds from the sale of this offering may go towards the satisfaction of some of these fees.

Item 14.        Indemnification of Directors and Officers

We are incorporated in the State of Nevada. Nevada Corporate Law and our certificate of incorporation and bylaws contain provisions for indemnification of our officers and directors, and under certain circumstances, our employees and other persons. The bylaws require us to indemnify such persons to the fullest extent permitted by Nevada law. Each such person will be indemnified in any proceeding if such person acted in good faith and in a manner that such person reasonably believed to be in, or not opposed to, our best interests. The indemnification would cover expenses, including attorney's fees, judgments, fines and amounts paid in settlement. Our bylaws also provide that we may purchase and maintain insurance on behalf of any of our present or past directors or officers insuring against any liability asserted against such person incurred in their capacity as a director or officer or arising out of such status, whether or not we would have the power to indemnify such person.

We have no other indemnification provisions in our Certificate of Incorporation, Bylaws or otherwise specifically providing for indemnification of directors, officers and controlling persons against liability under the Securities Act.

Item 15.        Recent Sales of Unregistered Securities

On May 26, 2010, the Registrant issued an aggregate of 5,000,000   shares of Common Stock to Dorothy and Edward Whitehouse, the officers and directors of the Registrant, for aggregate cash consideration of $5,000. The Registrant sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act.  The purchasers represented in writing that they acquired the securities for their own account. A legend was placed on the stock certificate stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom, but may not be sold pursuant to the exemptions provided by Section 4(1) of the Securities Act or Rule 144 under the Securities Act.

Item 16.        Exhibits

Exhibit Number	Description of Exhibits

3.1	Articles of Incorporation of On-Air Impact, Inc.

3.1.1	Supplement to the Articles of Incorporation of On-Air Impact, Inc.

3.2	Bylaws

5.1	Legal Opinion of The Sourlis Law Firm

14.1	On-Air Impact, Inc. Code of Ethics

14.1	On-Air Impact, Inc. Code of Business Conduct

23.1	Consent of Conner & Associates, P.C., Certified Public Accountants

23.2	Consent of The Sourlis Law Firm (included in Exhibit 5.1)

Item 17.        Undertakings

(a) Rule 415 Offering. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material changes to such information in the registration statement.

(2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purpose of determining liability under the Securities Act of 1933 (the “Act”) to any purchaser, if the registrant is subject to Rule 430C under the Act, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference in the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract or sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

 (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Red Bank, State of New Jersey, on July 30, 2010.

ON-AIR IMPACT, INC.

By:	/s/ DOROTHY WHITEHOUSE
Dorothy Whitehouse Chief Executive Officer and Chairman (Principal Executive Officer, Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DOROTHY WHITEHOUSE		July 30, 2010
Dorothy Whitehouse	Chief Executive Officer, President and Director (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)

/s/ EDWARD WHITEHOUSE		July 30, 2010
Edward Whitehouse	Secretary, Treasurer and Director